225 FOURTH LLC, LANDLORD
                                       AND
                            STV INCORPORATED, TENANT

                  LEASE FOR THE THIRD, FOURTH AND FIFTH FLOORS
                             AND PORTION OF BASEMENT

                                       AT

                      225 PARK AVENUE SOUTH, NEW YORK, NY


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                                     INDEX

Articles                                                                 Page

1    Representations with respect to, and Cancellation of, the 225 Lease...2

2    Demised Premises and Lease Term.......................................2

3    Rent .................................................................2

4    Rent Increases ................................. .....................3

5    Use of the Premises ..................................................4

6    Tenant Alterations ...................................................4

7    Maintenance and Repairs ..............................................5

8    Window Cleaning ......................................................6

9    Requirements of Law, Fire Insurance, Floor Loads .....................6

10   Subordination; Non-Disturbance Agreement .............................7

11   Damages to or Loss of Tenant's Property, Reimbursement and
     Indemnity ............................................................8

12   Destruction by Fire or Other Casualty ................................8

13   Eminent Domain .......................................................9

14   Assignment, Subletting, Mortgage, Etc ................................10

15   Electric Current .....................................................15

16   Alternate Electric Current ...........................................15

17   Limitation of Responsibility Regarding Electricity ...................17

18   Real Estate Taxes ....................................................17

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19   Improvements to the Premises .........................................18

20   Access to Premises ...................................................21

21   Vaults, Vault Space or Area ..........................................22

22   Certificate of Occupancy .............................................22

23   Bankruptcy ...........................................................22

24   Default by Tenant.....................................................23

25   Remedies of Landlord and Waiver of Redemption ........................24

26   Landlord's Right to Perform Tenant's Obligations; Legal Fees
     and Other Expenses ...................................................24

27   Default by Landlord ..................................................25

28   No Representations by Landlord; Merger ...............................25

29   End of Term ..........................................................26

30   Liability for Failure to Timely Vacate the Premises ..................26

31   Survival of Liability ................................................27

32   Waivers of Trial by Jury, Counterclaims, and Punitive and
     Consequential Damages ................................................27

33   Inability to Perform .................................................27

34   No Waiver ............................................................28

35   Services Provided by Landlord ........................................28

36   Water ................................................................29

37   Quiet Enjoyment ......................................................29

38   Adjacent Excavation; Shoring .........................................29

39   Insurance ............................................................29

40   Mechanic's Liens .....................................................30

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41   Brokerage ............................................................30

42   Liability of Landlord ................................................31

43   Estoppel Certificate .................................................31

44   Late Charge ..........................................................32

45   No Set-offs ..........................................................32

46   Guaranty of STV Group, Incorporated ..................................32

47   Representations as to Organization and Authority .....................32

48   Twenty Four (24-Hour) Access; Lobby Directory ........................32

49   Protest of Landlord Charges ..........................................32

50   Notices to Mortgagees ................................................33

51   Rules and Regulations ................................................33

52   Security .............................................................33

53   Satellite Dish .......................................................33

54   Attorneys' Fees ......................................................36

55   Millennial Transition ................................................36

56   Notices ..............................................................36

57   Definitions ..........................................................37

58   Captions .............................................................37

59   Successors and Assigns ...............................................37

Exhibits

A Subordination and Non-Disturbance Agreement .............................8

B Cleaning Specifications .................................................29

C Rules and Regulations ...................................................33

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                               AGREEMENT OF LEASE

AGREEMENT (this "Lease") made this 28th day of July 1999 between 225 Fourth LLC. a Delaware limited liability company having an office c/o Orda Management Corporation at 225 Park Avenue South, New York, New York 10003 (hereinafter referred to as "Landlord"), and STV INCORPORATED, a New York corporation having an office at 225 Park Avenue South, New York, New York 10003 (hereinafter referred to as "Tenant").

                                   RECITALS:

A. 225 Fourth Company (the "Partnership") and Seelye Stevenson Value & Knecht. Inc ("Seelye") entered into a lease on November 22, 1983) for the entire fourth and fifth floors, and a portion of the basement, in the building known as 225 Park Avenue South, New York, New York (the "1983 Lease", and the "Building") for a term that commenced on November 22, 1984 and was to end on August 31, 1999.

B. The 1983 Lease was amended by an Agreement and First Amendment to Lease dated January 1986, and by a Second Amendment to Lease dated June 30, 1987. The lease was further amended, and the term thereof extended to December 31, 2006, by a Lease Extension Agreement and Third Amendment to Lease dated March 13, 1992. The 1983 Lease, as so amended, is hereinafter referred to as the "225 Lease".

C. Seelye changed its name to STV Incorporated on June 7, 1995.

D. On March 9, 1999, the Partnership conveyed the Building and the building known as 233 Park Avenue South, New York, New York, and the land on which the buildings are situate, to Landlord by deed dated as of January 1, 1999, and on the same date, assigned to Landlord all of its leases with tenants, including Tenant, by an Assignment and Assumption of Contracts and Leases, dated as of January 1, 1999, which Assignment and Assumption of Contracts and Leases was assumed by Landlord.

E. Article 53 of the 1983 Lease obliges Landlord to offer the third or the sixth floor of the Building to Tenant in the event either floor becomes vacant during the term of the 225 Lease after the third year of the term. The Guardian Life Insurance Company of America, which presently leases the third floor in the Building, has agreed to vacate and surrender the floor to Landlord on or before July 31, 1999. Landlord notified Tenant of the prospective vacancy, and Tenant elected to lease said third floor on the terms and conditions set forth in said
Article 53, as modified as hereinafter set forth.

F. Landlord and Tenant wish to cancel the 225 Lease, and enter into a new lease for the entire third, fourth and fifth floors, and a portion of the basement, in the Building.

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NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the parties hereby agree to the following:

1. Representations with respect to, and Cancellation of, the 225 Lease. Tenant represents: (i) that it is the owner of the 225 Lease; (ii) that no default, or event that with the passing of time or the giving of notice or both would constitute a default on the part of Landlord or the Partnership exists under the 225 Lease; (iii) that Landlord and the Partnership have performed all of the terms, covenants and conditions of the 225 Lease required to be performed by them; and (iv) that it has no charges, liens or offsets against the enforcement of the 225 Lease or against the rents, additional rents or other charges due thereunder. Landlord represents: (i) that it is the fee owner of the Building and the land on which it is situate; (ii) that no default, or event that with the passing of time or the giving of notice or both would constitute a default on the part of Tenant exists under the 225 Lease; and (iii) that Tenant has performed all of the terms, covenants and conditions of the 225 Lease required to be performed by it.. Landlord and Tenant agree to apportion the rent, and other charges paid and payable under the 225 Lease as of midnight of the day preceding the date hereof (the "Apportionment Date"). Landlord agrees to prepare a schedule of apportionments as of the Apportionment Date promptly after charges for electricity and the like, heretofore incurred but not yet billed, have been realized. Any amount owed by Landlord to Tenant shall be a credit against Tenant's next installment of rent payable hereunder. Any amount owed by Tenant to Landlord shall be paid within ten (10) days after receipt by Tenant of Tenant's bill for August 1999 rent. Any amount that may become owed to Tenant pursuant to Article 39 (f) of the 225 Lease shall be paid to Tenant within thirty (30) days of Landlord's receipt of a tax refund from the City of New York. The 225 Lease is hereby canceled, and neither party shall have any claim against the other with respect thereto, except for such matters as are specifically provided to survive the termination of the 225 Lease, in the event of interpleader for third party liability claims, and except as hereinabove set forth.

2. Demised Premises and Lease Term. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entire third, fourth and fifth floors, and the one thousand (1,000) square feet of space in the basement presently leased by Tenant, in the Building for a term to commence on the date hereof and to end on May 31, 2014, or until such term shall sooner cease and expire as hereinafter provided (the "Term"). If the last day of the Term falls on a Sunday or legal holiday, the Term shall expire at 11:59 PM on the following business day. Tenant shall pay rent for such additional day or days, or part thereof based on the annual rental rate, additional rents and other charges payable for the last month of the Term. The aforementioned premises are, collectively, called the "Premises". The basement space is sometimes referred to individually as the "Basement Space". Landlord shall have the option to relocate the Basement Space from its present location to space in the basement of the Building that is comparable in size and that has reasonable access, on thirty (30) days notice. If Landlord so elects, the cost of the relocation shall be paid by Landlord.

3. Rent. (a) Tenant shall pay the following rentals for the Premises:

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(i) For the first six (6) months of the Term, Tenant shall pay an annual rental rate of One Million Four Hundred Twenty Thousand ($1,420,000) dollars.

(ii) For each of the next four and one half (4 1/2) years of the Term, an annual rental rate of Two Million, Two Hundred Twenty Eight Thousand Four Hundred Eighty ($2,228,480) dollars;

(iii) For each of the sixth through the tenth years of the Term, an annual rental rate of Two Million Three Hundred Sixty Seven Thousand Ten ($2,367,010) dollars; and

(iv) For each of the eleventh through the fifteenth years of the Term, an annual rental rate of Two Million Five Hundred Five Thousand Five Hundred Forty ($2,505,540) dollars.

(b) Tenant shall pay the annual rental rates set forth in subparagraph (a) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during the Term at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatever.

(c). Tenant has paid Landlord, by check subject to collection, simultaneously with the signing of this Lease, One Hundred Eighty Five Thousand Seven Hundred Six and 66/100 ($185,706.66) dollars on account of the first monthly installment of the annual rental rate payable for the Premises for the first year of the term.

4. Rent Increases. (a) The annual rental rates set forth in Article 3 shall be increased on each January I of the Term beginning January 1, 2000 by multiplying Seven Hundred Two and 65/100 ($702.65) dollars by each one ($0.01) cent increase in the Porter's Wage Rate, hereinafter defined, payable during the year in which such January 1 occurs over the Base Amount, hereinafter defined. The product of such multiplication shall be added to the annual rental rate set forth in
Article 3 payable for such year.

Example 1. The Porters Wage Rate payable during 2000 is Sixteen and 4300/10000 ($16.4300) dollars. The annual rental rate, therefore, beginning January 1, 2000 for the calendar year 2000 will be Two Million Two Hundred Thirty Nine Thousand Six Hundred Sixty One and 32/100 ($2,239,661.32) dollars, arrived at as follows:

2000 Porter's Wage Rate           $16.4300
Base Amount                       $16.2703
Increase                          $0.1597
Increase in cents                 15.97

$702.65 x 15.97 = $11,221.32. $11,221.32 + $2,228,440 = $2,239,661.32.

Example 2. If the Porter's Wage Rate payable during 2001 is Seventeen ($17.00) dollars, the annual rental rate, beginning January 1, 2001 for the calendar year 2001 would be

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Two Million Two Hundred Seventy Nine Thousand Seven Hundred Fifty Two and 37/100
($2,279,752.37) dollars, arrived at as follows:

2001 Porter's Wage Rate           $17.0000
Base Amount                       $16.2703
Increase                          $0.7297
Increase in cents                 72.97

$702.65 x 72.97 = $51,272.37. $51,272.37 + $2,228,480 = $2,279,752.37.

Example 3. If the Porter's Wage Rate payable during 2006 is Nineteen and 50/100 ($19.50) dollars, the annual rental rate, beginning January 1, 2006 for the calendar year 2006 would be Two Million Five Hundred Ninety Three Thousand Nine Hundred Forty Four and 87/100 ($2,593,944.87) dollars, arrived at as follows:

2006 Porter's Wage Rate         $19.5000
Base Amount                     $16.2703
Increase                        $3.2297
Increase in cents               322.97

$702.65 x 322.97 = $226,934.87. $226,934.87 + $2,367,010 = $2,593,944.87

(b) "Porter's Wage Rate" shall mean the full minimum regular straight-time hourly wage rate for an hour's work by a Porter, hereinafter defined, without fringe benefits.

(c) "Porter" shall mean that classification of employee categorized as "Other" engaged in the general maintenance and operation of a class A office building in the Borough of Manhattan, City of New York, pursuant to collective bargaining agreements between The Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto), and Local 32B-32J of the Building Service Employees International Union AFL-CIO (or any successor thereto).

(d) "Base Amount" shall mean Sixteen and 2703/10000 ($16.2703) dollars.

(e) The parties agree that all rent increases made pursuant to this Article 4 shall be calculated using the method described herein.

5. Use of the Premises. Tenant shall use and occupy the Premises for executive and general offices only, and for no other purpose. For the Tenant named herein only, "general offices" shall include drafting rooms and pantries for the use of its employees.

6. Tenant Alterations. Tenant shall make no structural changes in or to the Premises, or any other changes that adversely affect the utility services or mechanical systems in the Building. Tenant shall make no non-structural changes in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, except that Landlord's consent shall not be required with respect to any

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alteration or improvement that is merely a change of decor, such as the installation or replacement of wall and floor coverings. Any alteration or improvement that shall require the issuance of a building permit from the New York City Department of Buildings ("Changes") shall be submitted to Landlord in the form of drawings and specifications prepared by an architect licensed as such in New York State, who may be an architect affiliated with the Tenant named herein. Landlord, within ten (10) business days after submission of Tenant's Changes, shall approve the Changes or provide Tenant with written exceptions thereto. Failure by Landlord to provide the written exceptions within the ten
(10) business day period aforesaid shall be deemed approval of the Changes. Tenant shall before making any alterations, additions, installation or improvements, at its expense obtain all permits, approvals and certificates required by all governmental or quasi-governmental bodies and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry, or will cause Tenant's contractors to carry, Workers' Compensation and New York State Disability insurance and comprehensive general liability and property damage insurance in such amounts as Landlord may reasonably require, naming Landlord and Orda Management Corporation as additional insured parties. Provided that Landlord shall have consented to Changes requested by Tenant, Landlord agrees to cooperate with Tenant, but at no expense to Landlord, with respect to obtaining any permit, approval or certificate required by governmental or quasi-governmental bodies relating to the Change. Tenant shall pay Orda Management Corporation, within ten (10) days after being billed therefor, the reasonable out-of-pocket fees and disbursements incurred by Landlord to architects and engineers for reviewing the Changes.

7. Maintenance and Repairs. Landlord shall maintain and repair the public portions of the Building, both exterior and interior, and the Building's mechanical and other equipment, and shall make all structural repairs to the Building and the Premises, so as to maintain the same in good working order. Landlord shall also maintain, repair and replace, if necessary, the air conditioning equipment ("A/C Equipment") serving the Premises, except for A/C Equipment serving Tenant's computer rooms, and any other supplementary or auxiliary A/C Equipment that Tenant may choose to install in the Premises, except that Tenant at Tenant's expense will clean all HVAC ducts whenever required. Landlord represents that the A/C Equipment serving the third (3rd) floor of the Premises is in good working order. Tenant shall throughout the Term take good care of the Premises and the fixtures and appurtenances therein, including but not limited to the plumbing, electric and heating equipment, and at Tenant's sole cost and expenses make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, systems, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, agents, employees or invitees, or arising out of any work done for Tenant, shall be repaired promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. In no event shall Tenant be required to make any repairs which are required as a result of the negligence or willful misconduct of

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

Landlord or its agent, contractors, or employees. Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of a quality or class similar to the work or construction on the date of the damage. If Tenant fails to promptly (within 30 days after notice, except in an emergency, within 24 hours after telephonic notice) proceed and continue with due diligence to make the repairs required to be made by Tenant hereunder, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, including reasonable attorney's fees, if incurred, shall be collectible as additional rent thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition of which Tenant has or should have knowledge in any heating, plumbing or electrical lines located in, servicing or passing through the Premises, and following such notice, Landlord, to the extent that it has the responsibility under this Lease to maintain or repair the same, shall remedy the condition with due diligence at Landlord's expense, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees or invitees, as aforesaid. Except as provided in Article 11, or elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant's business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 7 with respect to the making of repairs shall not apply in the case of fire or other casualty dealt with in Article 12 hereof.

8. Window Cleaning. Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside, in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction over the Building.

9. Requirements of Law, Fire Insurance, Floor Loads. Tenant, during the Term, shall comply with all present and future laws, orders and regulations of state, federal, and municipal governments, and with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards, and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord with respect to Tenant's particular use of the Premises, and Tenant shall at all times throughout the Term have such current certificates, licenses and/or permits as may be required by municipal authorities having jurisdiction over the Building with respect to the operation of Tenant's business. The cost and expense of such compliance shall be Tenant's. To the best of Landlord's knowledge, the third floor of the Building presently complies with all present laws, orders and regulations of state, federal, and municipal governments. Landlord, during the Term, shall comply with all such laws, orders, rules and regulations as they apply to the public portions and the exterior of the Building, and shall pay the expense of such compliance, except as otherwise set forth herein. Tenant may after securing Landlord to Landlord's reasonable satisfaction against all damages, interest, penalties and expenses, including

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

but not limited to reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Landlord, taking into account Tenant's current financial position, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements, provided same is done with an reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Building or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to law, or which will invalidate or be in conflict with any liability, fire or other policy of insurance at any time carried by or for the benefit of Landlord with respect to the Premises or the Building, or which would subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep, use or store anything in the Premises except as now or hereafter permitted by the New York City Fire Department, Board of Fire Underwriters, fire insurance rating organization or other authority having jurisdiction, and then only in such manner and quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Premises in a manner which, or use or store any chemical or other substance in the Premises which, will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant may install and use in the Premises a copy machine that utilizes anhydrous ammonia for the copying process. Tenant shall pay all out of pocket costs, expenses, fines, penalties, and damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease, or at any time thereafter, be higher than it otherwise would be, Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement within thirty (30) days of demand following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or the Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building or the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Building. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines, and supplies.

10. Subordination; Non-Disturbance Agreement. (a)This Lease is subject and subordinate to all ground or underlying leases, and to all mortgages which now or may hereafter affect such leases or the real property of which the Premises is a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative, and no further instrument of subordination shaft be required by any ground or underlying lessee or by any mortgagee affecting any lease or the real property of which the Premises is a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request. Landlord agrees to obtain from its mortgagee, Aetna

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Life Insurance Company ("Aetna"), a subordination and non-disturbance agreement in the form attached hereto as Exhibit A, and thereafter from any mortgagee that may replace or succeed Aetna, in such other mortgagee's standard form of subordination and non-disturbance agreement, with such reasonable modifications as Tenant requests.

(b) Tenant acknowledges being advised by Landlord that Landlord's mortgage with Aetna contains a provision that Landlord may not waive any provision of any lease without Aetna's written consent. This restriction shall be enforceable by Landlord or Aetna or any future mortgagee whose mortgage contains such provision.

11. Damages to or Loss of Tenant's Property; Damage or Injuries to Persons. Neither Landlord nor Orda Management Corporation shall be liable for any damage to property of Tenant or of others entrusted by Tenant to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agent, servants or employees; nor shall Landlord or its agent be liable for any damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work. Tenant shall not move any safe, heavy machinery, heavy equipment or other heavy load into or out of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If such safe, machinery, equipment or load requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may reasonably designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees or invitees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees or invitees. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee or invitee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld or delayed.

12. Destruction by Fire or Other Casualty. (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. (b) If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord, and the annual rental rate, additional rents and other charges payable hereunder, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is used or usable by Tenant in the normal course of its business. (c) If the Premises are totally damaged or rendered wholly

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

unusable by fire or other casualty, then the annual rental rate, additional rents and other charges payable hereunder shall be paid up to the time of the casualty and henceforth shall cease until the date when the Premises shall have been repaired and restored, subject to Landlord's and Tenant's right to elect to terminate this Lease as hereinafter provided. (d) If the Premises are rendered wholly unusable, or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish or to rebuild, and Landlord shall be terminating all other leases in the Building, then, in either of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or other casualty specifying a date for the expiration of this Lease, which date shall not be moire than sixty (60) days after the giving of such notice, and upon the date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice, however, to Landlord's rights and remedies against Tenant, and Tenant's rights and remedies against Landlord, under the provisions in effect under this Lease prior to such termination, and any rent payable hereunder then owing shall be paid up to the date of such fire or other casualty, and any payments of rent payable hereunder made by Tenant on account of any period subsequent to such date shall be returned to Tenant. Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof with all reasonable expedition and within twelve (12) months of the date of the casualty, subject to delays due to labor troubles, adjustment of the loss with Landlord's insurance carrier, and other causes beyond Landlord's control ("force majeure"). If Landlord has not substantially completed the repairs and restorations within twelve (12) months of the date of the casualty, absent force majeur, Tenant may give Landlord a thirty (30) day notice of cancellation of the Lease. If Landlord does not substantially complete the repairs and restorations within the thirty (30) day period, this Lease shall be deemed canceled on the thirtieth (30th) day after the giving of the notice aforesaid, and Landlord shall return the security deposited hereunder to Tenant. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises, as promptly as reasonably possible, all of Tenant's salvageable, movable equipment, furniture, and other property. Tenant's liability for rent shall resume on the date the Premises are substantially ready for Tenant's occupancy. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, and/or each party's insurers, Landlord and Tenant each hereby releases and waives all rights of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture or furnishings, or any fixtures, equipment, improvements. or appurtenances and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (e) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

13. Eminent Domain. If the whole or a material part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use, then and in that event, the Term shall cease and terminate from the date of title vesting, and Tenant shall neither make nor have any claim for the value of the unexpired Term. Nothing contained in this article shall prevent Tenant from making a separate claim to the condemning authority for its trade fixtures and moving expenses, so long as such claim does not diminish Landlord's award for the value of the Building and its fixtures, equipment and systems, and the land on which it is situate. If Landlord's award specifically sets forth as a part thereof an amount for Tenant's trade fixtures and moving expenses, Landlord shall pay over such amount to Tenant within ten (10) days of Landlord's receipt of its award from the condemning authority.

14. Assignment, Subletting, Mortgage, Etc. (a) Tenant expressly covenants that it shall not assign, mortgage or encumber this Lease, or underlet, or suffer or permit the Premises or any part thereof to be used or occupied by others, without (i) following the procedure set forth in subparagraph (b), and (ii) obtaining the prior written consent of Landlord and Landlord's mortgagee in each instance. If this Lease be assigned pursuant to subparagraph (e) (ii) hereof or otherwise, other than with Landlord's written consent, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, beyond the giving of such notice and grace period as may be provided herein, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted assignee assign this Lease, or any permitted sublessee assign or encumber its sublease, or futher sublet all or any portion of its sublet space, or otherwise suffer or permit the Premises or the sublet space, as the case may be, or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a new sublease.

(b) If Tenant desires to assign this Lease or to sublet the Premises (Tenant may not sublet to more than two subtenants on any one floor, and may not sublet less than five thousand square feet of space to any one subtenant), it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a summary of the principal terms of the proposed agreement of assignment or sublease, which shall include the rent, additional rents and all other monies to be paid Tenant thereunder, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and (iv) financial statements and banking or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed, assignee or sublessee.

(c) Landlord agrees not to unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting. Any such consent of Landlord shall be subject to the terms of this article and conditioned upon: (i) there being no default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested, and on the date of the commencement of the term of any such proposed sublease, or the effective date of any such proposed assignment, beyond the giving of such notice and grace period as may be provided herein, and (ii) Tenant's execution and delivery to Landlord of the following representations:
(A) that Tenant is the owner of this Lease, that it has not done or suffered anything whereby this Lease has been encumbered in any way, (B) that no default, or event that with the passing of time or the giving of notice or both would constitute a default on the part of the Landlord exists under this Lease, (C) that Landlord has performed all of the terms, covenants and conditions of this Lease required to be performed by Landlord (to the extent true, and if not, setting forth the manner in which Landlord has not so performed), and (D) that Tenant has no charges, liens or offsets against the enforcement of this Lease, or the rents, additional rents or other charges due or to become due hereunder (to the extent true, and if not, setting forth the nature and amounts of such charges, liens or offsets against the enforcement of this Lease, or the rents, additional rents or other charges due or to become due hereunder).

(d) Upon receiving Landlord's written consent, Tenant shall deliver two (2) duly executed duplicate original copies of the sublease or assignment to Landlord, and if the obligations of the assignee or sublessee shall have been guaranteed, two (2) duly executed duplicate original copies of the guaranty. Any such sublease shall provide that all of the terms and provisions thereof are subject to the terms and conditions of this Lease. The sublessee shall also assume, in a separate agreement, the terms, covenants, conditions and restrictions contained in Article 5 hereof with respect to the use of the Premises, and shall further agree with respect to any assignment of the sublease, or any further subletting of the sublet premises, to be bound by the terms, covenants, conditions and restrictions contained in section (a) of this Article 14 with respect to an assignment of this Lease. Any such assignment shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Notwithstanding any such assignment or subletting, Tenant named herein shall remain, and continue to be, liable for the performance of the terms and conditions in this Lease, including but not limited to payment of the annual rent, additional rents and all other charges payable hereunder.

(e). Anything herein contained to the contrary notwithstanding: (i) Tenant shall not advertise all or any part of the Premises for subletting, or this Lease for assignment, at a rental rate lower than the annual rental rate then payable by Tenant to Landlord under this Lease; (ii) no assignment or subletting shall be made: (A) to the United States, State of New York or City of New York, or any agency or department thereof or any entity funded by any of the foregoing; to any foreign government or agency or department thereof or any entity funded by any of the foregoing; to any school; to any person or entity whose work force at the Premises would be substantially greater than that of the Tenant named herein; or to or from any person or entity which shall at the time be a tenant, subtenant or other occupant, or a subsidiary, parent or affiliate of any tenant, subtenant or other occupant of the Building or Landlord's building at 233 Park Avenue

South, New York, New York, provided Landlord then has that amount of space available in either building; (B) By the legal representatives of any person or group of persons who shall become the Tenant hereunder, or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this article. (C) To any person or entity for the conduct of business which is not in keeping with the standards and general character of the Building.

(f) Tenant shall pay the reasonable fees of Landlord's attorney for reviewing any request by Tenant for consent to assign this Lease or sublet the Premises, and for the preparation or review of any other documents related to the assignment or subletting, and payment of such fees shall be a condition precedent to the giving of Landlord's consent.

(g) If Tenant desires to assign this Lease, or to sublet all or any portion of the Premises for ten (10) years or more, or for a term that expires during the last two (2) years of the Term, it shall notify Landlord, and Landlord shall have thirty (30) days from receipt of the notice to elect (i) to accept a surrender of this Lease, in the case of an assignment, or (ii) to take back the portion of the Premises desired to be sublet, in the case of a sublet. If Tenant's desire is to sublet, the notice shall describe the portion of the Premises sought to be sublet, and the term of the proposed subletting. Any option contained in a sublease permitting a subtenant to extend or renew the sublease term shall be deemed exercised for the purpose of determining the term of a proposed sublease. If Tenant's desire is to assign this Lease, and if Landlord elects to accept the surrender of the Premises and this Lease, Landlord and Tenant shall enter into a surrender and acceptance agreement (the "Surrender Agreement") in form reasonably acceptable to Landlords attorneys and Tenant's attorneys. The effective date of the surrender and acceptance of the Premises and the Lease shall be a date set by Landlord as of the date of the Surrender Agreement which date shall not be less than ninety (90) nor more than one hundred eighty (180) days after Landlord's receipt of Tenant's notice. If an assignment is effected, and provided that Tenant shall not be in default of any of the terms, provisions and conditions set forth in this Lease after any applicable notice and cure period, Tenant shall be released from its obligations under this Lease from on and after the effective date of the surrender and acceptance. If Tenant's desire is to sublet all or a portion of the Premises for a term that gives rise to Landlord's right to take back the same, Landlord and Tenant shall modify this Lease (the "Lease Modification Agreement") to reflect the withdrawal therefrom of the sublet Premises. The effective date of the take back shall be a date set by Landlord as of the date of the Lease Modification Agreement, which date shall not be less than ninety (90) nor more than one hundred eighty ( 180) days after Landlord's receipt of Tenant's notice. If Landlord does not make the election aforesaid within the thirty (30) days, Tenant shall be free, within the next six (6) months, to assign this Lease to another person or entity, or to sublet the portion of the Premises described in the notice for the term described, provided, however, that Tenant conforms to the requirements set forth in subsection (b) of this Article 14 and obtains Landlord's prior written consent to such assignment or subletting, which Landlord agrees not to unreasonably withhold or delay. If Tenant effects an assignment of this Lease, or a subletting of all or a portion of the Premises, and has obtained Landlord's prior written consent thereto, Tenant shall pay Landlord fifty (50%) percent of the "Net Consideration", defined below, received or to be received by Tenant by reason of such assignment or subletting, or if the consideration received or to be received by Tenant is from periodic payments of rent or additional rent, then fifty (50%) percent of the net amount of such rent and additional rent as and when received, as shall exceed the rent and additional rent payable under this Lease. "Net consideration", as used in this subparagraph shall mean the gross consideration received, less brokerage commissions, legal fees, rent concessions, advertising costs, nondecorative construction costs, and other reasonable out-of-pocket expenses incurred by Tenant, amortized over the term of the periodic payments of rent or additional rent, if the consideration received is not paid in a lump sum.

(h) In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, or the commencement of arbitration pursuant to the procedure set forth in subparagraph (i).

(i) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent to any assignment or subletting, such dispute shall be determined by arbitration in the City of New York in accordance with the following provisions. Within five (5) business days next following the giving of a notice by Tenant to Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York, or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years continuous experience in the real estate business in the Borough of Manhattan, as an attorney, real estate agent or a broker. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible within five (5) business days after the designation of the third arbitrator. The concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this subparagraph shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subparagraph, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this subparagraph, and the parties shall equally share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions.

(1) The transfer of the majority of the stock of a corporate tenant, or the majority partnership interest of a partnership tenant, or the majority membership interest in a limited liability company or limited liability partnership, or the sale of more than 50% of the assets of Tenant, however the same is accomplished, and whether in a single transaction or in a series of transactions, shall be deemed an assignment of this Lease. The transfer of the stock of any corporate tenant, for purposes of this subparagraph, shall not include the sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

(k) Anything to the contrary in this article notwithstanding, no Landlord's consent shall be required to an assignment of this Lease, or to a sublease of all or a permitted portion of the Premises to a majority owned subsidiary of Tenant, or the parent of Tenant, or to a majority owned subsidiary of the parent of Tenant, or to an entity or entities of Tenant created by the division of Tenant into one or more separate corporations or partnerships, or to any corporation into or with which Tenant may be merged or consolidated, provided that any such assignment shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant, and that any such sublease shall contain a provision, or that a separate document be signed and acknowledged by the subtenant, whereby the subtenant affirmatively agrees that it will use and occupy the portion of the Premises sublet to it for offices only, and that it will not assign the sublease, or sublet all or any portion of the sublet space, or permit the same or any desk space therein to be occupied by any person or persons other than employees of said subtenant. Notwithstanding any such assignment or subletting, Tenant named herein shall remain and continue to be liable for the performance of the terms and conditions in this Lease, including but not limited to payment of annual rentals and additional rents. Tenant agrees that no such assignment or subletting shall be effective unless and until Tenant gives Landlord written notice thereof together with two (2) duplicate original copies of the assignment and assumption, or the sublease, and Landlord has given its written approval of such assignment or subletting.

(1) Landlord's consent shall not be required to (i) a sublease of a portion of the Premises entered into by Tenant with an "affiliate" (hereinafter defined),
(ii) the occupancy of desk space in the Premises by an affiliate, provided that Tenant gives Landlord notice of the identity of any such affiliate occupying desk space, and the approximate length of time of such occupancy; or (iii) an assignment of this Lease to a corporation into or with which Tenant is merged or consolidated, or with an entity to which substantially all of Tenant's assets are transferred, provided (w) Tenant is not then in monetary or non-monetary default under this Lease, beyond any applicable notice and grace periods, (x) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee, sublessee or successor entity has a net worth at least equal to Tenant's net worth immediately prior to such merger, consolidation or transfer, provided that during the three (3) years immediately preceding that date, Tenant did not enter into a course of conduct artificially reducing its net worth for the purpose of making the assignment or subletting, and (z) that Tenant obtains a written statement from STV Group, Incorporated, reasonably satisfactory to Landlord, that the Guaranty of this Lease will continue in full force and effect after such assignment or subletting. For the purposes of this Article 14, an affiliate means (i) a corporation controlled by, controlling or under common control with Tenant (an "affiliated corporation"), or (ii) a partnership, limited liability company or joint venture in which Tenant or a wholly owned subsidiary of Tenant owns at least fifty one (51%) percent of the partnership, limited liability company or joint venture interest therein. Without limiting the generality of the foregoing, a corporation shall not be deemed controlled by another entity unless at least fifty one (51%) percent of each class of its outstanding capital stock is owned, both beneficially and of record, by such entity.

15. Electric Current. Landlord shall supply the Premises with electric service equal to at least six (6) watts (demand load) per square foot of usable space for lighting and receptacles, and six (6) watts (demand load) for air conditioning, and shall cause Tenant's electric energy usage to be measured on a submetering basis. If the electric service supplied to the Premises is supplied by more than one (1) kw demand submeter, the kw demand used for billing Tenant shall be the maximum coincident demand of all submeters measuring electric service to the Premises. Landlord shall, at Landlord's expense, purchase and install the submeter(s). Tenant shall pay Landlord, as additional rent, within ten (10) days of receipt of its next rent bill, for the kw hours and kw demand used by Tenant at the service classification under which the public utility bills Landlord commensurate with the rate for the usage as shown on the meters, plus ten (10%) percent thereof for providing, reading and billing the submetering service. Landlord shall have the sole right to select the provider of electricity for the Building.

16. Alternate Electric Current. If it shall become unlawful for Landlord to submeter Tenant's electric energy usage, such usage shall thereafter be paid for and measured as follows:

(a) Tenant agrees to pay for its electric energy usage as additional rent (hereinafter referred to as the "Additional Rental for Electricity"). The Additional Rental for Electricity shall be determined initially by a survey of the Premises made by an electrical consultant or electrical engineer chosen by Landlord. The survey so made will determine the number of kw hours and kw demand based an the electrical equipment and fixtures in the Premises and the period of use thereof and based thereon will determine the value, expressed in dollars per year, of Tenant's electric energy usage. The Additional Rental for Electricity so determined, as adjusted from time to time pursuant to subparagraphs (b), (c) and (d), shall be paid by Tenant in equal monthly installments in advance an the first day of each month during the Term without any set off or deduction of any kind.

(b) If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased subsequent to the date of the survey referred to above, or if there shall be an increase or decrease in the fuel adjustment or taxes, or if additional taxes, surcharges, or charges of any kind shall be imposed upon the sale or furnishing of such electric current, the Additional Rental for Electricity shall be increased or decreased by applying the changed rate, fuel adjustment and taxes to the kw hours and kw demand shown on the electric survey then in effect.

(c) If there shall be a change subsequent to the initial survey, or any future survey, in the Premises, or in the number of hours during which the Premises is used, or if Tenant's failure to maintain its installations in good order and repair causes greater consumption of electric current, or if Tenant uses electricity for purposes other than the use permitted hereunder, or if Tenant adds any fixtures, machinery or equipment which significantly increases its electricity usage, the Additional Rental for Electricity, theretofore adjusted, shall be increased by applying the Service Classification Rate under which the public utility bills Landlord to the additional kw hours and kw demand furnished by Landlord. If Tenant's electricity usage shall decrease due to the use of its electric fixtures or equipment for lesser periods of time, or due to less or more efficient fixtures or equipment, the Additional Rental for Electricity, theretofore adjusted, shall be decreased by applying the Service Classification Rate aforesaid to the lesser kw hours and kw demand.

(d) Landlord and Tenant shall each have the right from time to time during the Term to have an electric rate consultant or electrical engineer survey the electric current consumed by Tenant in the Premises. If such consultant determines that the value of the electric current furnished Tenant is more or less than the Additional Rental for Electricity, as most recently adjusted, such annual amount shall be further adjusted to equal the amount determined by said consultant. The cost of the survey shall be borne by the party ordering the same.

(e) Landlord shall deliver a copy of the initial survey, and a copy of any future survey made pursuant to this Article 16, to Tenant, and Tenant shall have sixty (60) days within which it may protest the findings contained therein. If Tenant fails to protest within the sixty (60) day period, the findings contained in the survey shall be final. If Tenant protests within the sixty (60) day period (by sending Landlord a notice in the manner herein provided for the giving of notices), Tenant shall have a second survey made by an electric engineer or electric rate consultant of its choice, and deliver a copy thereof to Landlord within sixty (60) days of the date of the protest. If Landlord's and Tenant's surveyors are unable to agree upon the amount of electric energy consumed by Tenant, or the amount of any increase or decrease, or an any other matter contained in the surveys, the determination of the same shall be submitted to arbitration under the rules of the American Arbitration Association then obtaining. The determination of the electric rate consultant or engineer, or the American Arbitration Association if there is disagreement and the determination is submitted to arbitration made pursuant to this subparagraph, shall be binding on Landlord and Tenant. The parties hereto shall, within ten
(10) days from the date of any such determination, execute, acknowledge and deliver to each other an agreement setting forth the adjusted Additional Rental for Electricity, but such increase or decrease shall be effective from the date of the increase or decrease

(subparagraph b), or change (subparagraph c), or new survey (subparagraph d), whether or not such agreement is executed, and notwithstanding the date of execution thereof.

17. Limitation of Responsibility Regarding Electricity. (a) Landlord shall not in any way be liable or responsible to Tenant, except where due to its negligence or willful misconduct, for any loss, damage or expense which Tenant may sustain or incur if during the Term, by reason of the act or inaction of the public utility servicing the Building, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

(b) Landlord shall not be obligated to increase the existing electrical capacity of any portion of the Building's systems, nor to provide any additional wiring or capacity to meet Tenant's requirements, other than as set forth in Article
15. Tenant shall make no substantial alteration or addition to the electrical equipment in the Premises as of the commencement of the Term, nor increase the use of electricity in the Premises without the prior written consent of the Landlord in each instance, which Landlord agrees not to unreasonably withhold or delay. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders of the Building or the risers or wiring installations, and further agrees that Tenant may not use any electrical equipment which, in Landlord's opinion, reasonable exercised, win overload such installations or interfere with the use thereof by any other tenants of the Building. Nothing contained in the previous sentence is intended to diminish Landlord's obligation to supply the Premises with the electric service set forth in Article 15.

18. Real Estate Taxes. Tenant shall pay Landlord for each Tax Year, hereinafter defined, or part thereof as falls within the Term, an amount equal to Tenant's proportionate share of any increase in Taxes, hereinafter defined, over the Base Taxes, hereinafter defined, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Building or the land on which the Building is situate. The payment for a partial Tax Year that falls within the last year of the Term shall be prorated. Such proportionate share, to wit, fourteen and 825/1000 (14.825%), has been determined by dividing the Gross Area of Tenant's Demise by the Gross Area of the Building.

(a)"Gross Area of Tenant's Demise" shall be deemed to be 69,265 square feet.

(b) "Gross Area of the Building" shall be deemed to be 467,209 square feet.

(c) "Tax Year" shall mean each twelve month period beginning July 1 and ending June 30 that is subsequent to the Tax Year 1999/2000, in which occurs any part of the Term or such other period of twelve months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(d) "Base Taxes" shall mean the sum of 83.33 % of the New York City real estate tax year 1999/2000, and 16.67 % of the New York City real estate tax year 2000/2001.

(e) "Taxes" shall mean all real estate taxes, assessments and special assessments, water and sewer rates and rents, excises, levies, permits and similar charges payable to the local taxing authority upon the Building and/or the land upon which it is situate, but shall not include interest or penalties thereon, or income, estate succession, inheritance, capital stock or similar taxes of Landlord, or franchise taxes imposed an any corporate owner of the Building. If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy on the rents received therefrom, or
(ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or (iii) a license fee measured by the rent payable by Tenant to Landlord, or (iv) any other charge, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purpose hereof as if the Building and/or the land upon which it is situate were the only property of the Landlord.

(f) If either of the tax years 1999/2000 or 2000/2001 shall be reduced, such lesser amount shall be the Base Taxes used to compute Tenant's share of increases in Taxes for each Tax Year.

(g) If Taxes for any Tax Year subsequent to the 1999/2000 Tax Year are reduced below their original assessment due to a protest or other action taken by Landlord, such proportion of the reduction as shall be allocable to payments of Taxes actually made by Tenant, less the costs, expenses and attorneys' fees incurred in obtaining such reduction, shall be a credit to Tenant against any arrearages in annual rental, additional rent or other charges payable by Tenant under this Lease, and if none, then against the next installment of annual rental, additional rent or other charges payable by Tenant under this Lease, except that if the Term has expired, or if the amount of the credit is larger than the arrearages or installments of rent or other charges payable by Tenant under this Lease remaining in the Term, such amount shall be paid directly to Tenant. Landlord represents that it has been its practice to annually file an application protesting the assessed value of the Building and the land on which it is situate to the New York City Tax Commission.

(h) Any amount due to Landlord under the provisions of this Article 18, including any adjustment in Landlord's favor under subparagraph (f), shall be paid by Tenant as additional rent together with the next rent installment payable by Tenant, provided that Landlord shall have given Tenant a statement showing the computation of Tenant's proportionate share. The statement showing the computation of Tenant's proportionate share shall cover only those Taxes which Landlord is then required to pay to the taxing authority, and such statement shall be accompanied by copies of the applicable tax bills or other evidence showing the taxes or tax assessments.

19. Improvements to the Premises. (a) Tenant agrees to improve the Premises in accordance with detailed specifications and working drawings to be prepared by Tenant's architect. The detailed specifications and working drawings are hereinafter referred to as "Tenant's Plans", and the work shown by the Tenant's Plans is hereinafter referred to as the "Improvements". Notwithstanding anything to the contrary contained in Article 6 hereof the Improvements may include the construction of an interior stair between the third and fourth floors of the Premises.

(b) Tenant shall proceed forthwith to cause Tenant's Plans to be prepared by an architect licensed as such in the State of New York. Tenant's Plans, including structural and mechanical drawings and specifications, shall be prepared at Tenant's sole cost and expense. Tenant shall submit Tenant's Plans to Landlord for Landlord's approval. Landlord agrees to review Tenant's Plans and to approve the same or make written exceptions thereto within ten (10) business days from the date of the submission of the plans. Landlord agrees not to unreasonably withhold or delay its approval of Tenant's Plans, and failure by Landlord to provide the written exceptions within the ten (10) business day period aforesaid shall be deemed approval of Tenant's Plans. If Landlord disapproves Tenant's Plans, Tenant shall revise them. Upon approval by Landlord of Tenant's Plans, Tenant shall submit the same to the New York City Department of Buildings for approval and for issuance of a building permit to perform the Improvements. Tenant acknowledges that preparation of a Fire Protection Plan with respect to the Premises may be a prerequisite to obtaining a sign-off on the Improvements, and Tenant agrees to prepare the same at its expense if one is required. Landlord agrees to cooperate with Tenant and Tenant's architect and engineer in providing information needed for the preparation of Tenant's Plans, the Fire Protection Plan, the application for a building permit and all other permits required for the Improvements, and to promptly execute all documents required to be signed by Landlord.

(c). Tenant agrees to hire a reputable general contractor, construction manager or subcontractors and materialmen (hereinafter "Contractor(s)") reasonably acceptable to Landlord, to perform the Improvements in a good and workmanlike manner in accordance with (x) the approved Tenant's Plans and any material amendments or additions thereto approved by Tenant and Landlord and all municipal authorities having jurisdiction, and (y) all provisions of law and any and all permits and other requirements specified by any ordinance, law or public regulation. Tenant shall cause the Contractor(s) to obtain and maintain throughout the work, Workers' Compensation Insurance, New York State Disability Insurance and comprehensive general liability insurance, including contractual liability coverage, in an amount of not less than $1 million combined single limit for bodily injury or death for any one occurance and for property damage, plus a $2 million umbrella policy. The liability coverage shall name Landlord and Orda Management Corporation as additional insured parties, and Tenant shall deliver to Landlord proper certificates of insurance confirming the coverages described above prior to commencement of the Improvements. If Tenant acts as its own General Contractor or Construction Manager, Tenant shall obtain and maintain such insurance. All Contractor(s) shall be members of a union affiliated with the building trades in the City of New York that has jurisdiction over the Building and the Improvements.

(d) The parties acknowledge that there is vinyl asbestos tile ("VAT") in the third floor of the Premises. Tenant shall have the option of (1) having the VAT removed by a company that is licensed to remove VAT (a "Licensed Company") reasonably acceptable to Landlord, at a price reasonably acceptable to Landlord, and receiving a credit from Landlord for the cost of the work to be applied against Tenant's next installment of rent, or (ii)) if Tenant, as part of its Improvements to the third floor of the Premises, demolishes the floor and removes the carpet now covering the VAT, having the VAT removed by Landlord by a Licensed Company reasonably acceptable to Tenant. If Landlord does the work of removing the VAT, it shall be done promptly and in a workmanlike manner, and Landlord shall deliver a form ACP-5 to Tenant at the conclusion of the work. If Tenant has the VAT removed, Tenant shall be responsible for obtaining the APC-5 for the third floor, unless other asbestos containing material ("ACM") or other hazardous material that would prevent an ACP-5 from being issued shall be present on the third floor, in which case Landlord shall have the newly discovered ACM or hazardous material removed by a Licensed Company reasonably acceptable to Tenant, and obtain an ACP-5. Except for the existing VAT, there is, to the best of Landlord's knowledge, no other ACM or other hazardous material on the third floor. If any ACM or other hazardous material that has not been installed in or brought onto the Premises by Tenant, its agents, contractors or employees, is hereafter discovered on the Premises, Landlord shall, at its sole cost and expense, promptly cause the same to be removed by a Licensed Company reasonably acceptable to Tenant.

(e) Landlord agrees to contribute Seven Hundred Fifty Seven Thousand Nine Hundred Fifty ($757,950) dollars toward the cost of the Improvements ("Landlord's Contribution"). Landlord shall pay the Landlord's Contribution to Tenant's Contractor(s) over the duration of the construction, no more frequently than monthly, on receipt of a notice from Tenant of the names of the Contractor(s) who performed work or supplied materials with respect to the Improvements, together with an Application and Certificate for Payment on AIA Document G702 and G703, or similar form, duly executed by the Contractor(s) to be paid, and Tenant's architect, who shall certify to Landlord (i) that the work performed and materials delivered under said application generally conform to Tenant's Plans, (ii) that the amount of such payment request approved by the architect is justified by the work, (iii) the percentage of the Improvements completed by that date, and (iv) that in said architect's opinion adequate funds remain to complete the Improvements. Landlord may retain ten (10%) percent of each requested amount until ten (10) days after (x) substantial completion of the Improvements, (y) delivery to Landlord of waivers of mechanic's/materialmen's liens from all of Tenant's Contractor(s) for amounts paid to date, and statements from the Contractor(s) stating the balance owed,
(z) receipt of invoices, requisitions, canceled checks or other documentary evidence showing payment of the cost of the Improvements, and (zz) receipt of two (2) sets of as-built drawings, or drawings marked "Final", of the improved Premises.

(f) All fees payable to municipal authorities by reason of the Improvements, and by reason of any hook-up into the Building's existing fire alarm and communication systems, shall be part of, and not in addition to, the Landlord's Contribution.

(g) All of Tenant's fixtures, machinery and equipment, whether or not attached to or built into the Premises, including the Improvements, and which can be removed without damaging the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises, whether installed as part of the Improvements or thereafter (all of which is sometimes referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the Term, provided that if any Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from such removal. At or before the expiration of the Term, or promptly after an earlier termination date, Tenant, at its sole expense, shall remove from the Premises all of Tenant's Property, and repair any damage to the Premises resulting from such removal In addition to the foregoing, at least six (6) months prior to the expiration of the Term Tenant shall by written notice to Landlord request that Landlord advise Tenant, in writing, no later than three (3) months prior to the expiration of the Term, of whether Landlord will require that Tenant demolish and remove the interior stairs between floors, and close and restore all interior stair openings. In the event that Landlord does not so advise Tenant, as aforesaid, Landlord shall be deemed to have required the demolition, removal and restoration of stair openings. In connection with such work, Tenant shall at its sole cost and expense repair and close the internal slab-cuts between the third and fourth, and fourth and fifth floors. The replaced slabs shall have a load bearing capacity not less than the capacity for such space permitted by the certificate of occupancy for the Building. The structural supports shall be fireproofed and shall provide the same above ceiling clearances as available on the balance of the floor. If columns need to be installed, they shall be lined up with existing columns on contiguous floors of the Building.

(h) Any item of Tenant's Property, which shall remain in the Premises after the expiration of the Term, or after a reasonable period following an earlier termination date, shall be deemed to have been abandoned.

(i) Tenant shall pay Orda Management Corporation, within ten (10) days after being billed therefor, the reasonable out of pocket fees and disbursements paid by Landlord to architects and engineers for reviewing Tenant's Plans.

20. Access to the Premises. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Premises at reasonable times upon reasonable notice, and in an emergency at any time (with telephonic notice if reasonably practicable) to inspect, perform maintenance or make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises or to any other part of the Building, or which Landlord may elect to perform, following Tenant' s failure, beyond any applicable grace period, to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. All such maintenance, repairs, replacements and improvements shall be made with a minimum of inconvenience to Tenant, and Landlord will use its best efforts to promptly complete them Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises, and to erect new pipes and conduits therein. Landlord agrees to perform such work in a manner and at such times as will not unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the Term, Landlord shall have the right to enter the Premises at reasonable hours, upon reasonable advance notice to Tenant, for the purpose of showing the same to prospective purchasers or mortgagees or insurance carriers, and during the last six months of the Term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agent may enter the same whenever such entry may be permissible by master key and provided reasonable care is exercised to safeguard Tenant's Property, and such entry shall not render Landlord or its agent liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. Tenant may have a representative of Tenant present at any entry by Landlord into the Premises. Neither Landlord nor any of its agents, contractors or employees shall have access to any locked closet designated by Tenant as a "Security Space-Do Not Enter".

21. Vaults, Vault Space or Area. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space, and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

22. Certificate of Occupancy. Tenant shall not at any time use or occupy the Premises in violation of the Building's certificate of occupancy, as amended.

23. Bankruptcy. (a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be terminated by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement by Tenant of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the commencement of an involuntary case in bankruptcy which is not dismissed or stayed within ninety (90) days; or (iii) the making by Tenant of an assignment or any other arrangement for the benefit of its creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of any court shall thereafter be entitled to possession of the Premises, and shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with the provisions of this Lease, the provisions of this Article 23 shall be applicable only to the party then owning Tenant's interest in this Lease.

(b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to subparagraph (a) hereof Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the excess, if any, of the rent reserved hereunder for the unexpired portion of the Term, and the fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the Premises for the period for which such installment was payable, shall be discounted to the date of termination at the annual prime rate then set by Chase Manhattan Bank. If the Premises or any part thereof be relet by Landlord for the unexpired Term, or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In no event shall Tenant be permitted to continue to use and occupy the Premises unless and until it delivers to Landlord as security for the performance of its obligations under this Lease the indubitable equivalent thereof.

24. Default by Tenant. (a) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenant for the payment of rent or additional rent, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property whereupon the Premises or any part thereof shall be taken or occupied by someone other than Tenant, or if the Premises becomes vacant or deserted (unless Tenant secures the Premises to Landlord's reasonable satisfaction, and provides exterminating services reasonably acceptable to Landlord), or if Tenant defaults in any respect under any other lease between this Landlord and this Tenant, or if Tenant fails to replenish the security deposit after Landlord has applied any part of it to any rent, additional rent or other charge default, then, in any one or more of such events, upon Landlord serving a written thirty (30) day notice upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then this Lease and the Term shall end and expire as fully and completely as if the expiration of such thirty (30) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If the notice provided for in subparagraph (a) hereof shall have been given, and the Term shall expire as aforesaid, or if Tenant shall make default in the payment of rent or additional rent or any part thereof or in making any other payment herein required, upon Landlord serving a written ten (10) day notice upon Tenant of said default, and upon the expiration of said ten (10) days if Tenant shall have failed to pay the amount due, then and in any of such events, Landlord may, without further notice, re-enter the Premises and dispossess Tenant, the legal representative of Tenant or other occupant of the Premises by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. Landlord shall not be required to give more than one such ten (10) day notice in any twelve (12) month period.

(c) In the event of the cancellation of this Lease, or after Landlord's re-entry by summary proceedings or otherwise, Landlord agrees to use reasonable efforts to re-let the Premises.

25. Remedies of Landlord and Waiver of Redemption. In case of any such default, re-entry, expiration and or dispossess by summary proceedings or otherwise, (a) the rent shall become due and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Premises or any part- or parts thereof either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (c) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages, there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, brokerage fees, advertising and for keeping the Premises in good order, or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order, or preparing the same for rerental, may, at Landlord's option, make such alterations, repairs, replacements and/or decorations in the Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach, threatened breach or anticipatory breach by Tenant beyond any applicable grace period of any of the covenants or provisions hereof Landlord shall have the right of injunction, and the right to invoke any remedy allowed at law or in equity as if re-entry, summary-proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Tenant hereby expressly waives any and an rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause as provided in this Lease, or in the event of Landlord obtaining possession of the Premises as provided in this Lease, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise, beyond any applicable grace period.

26. Landlord's Right to Perform Tenant's Obligations; Legal Fees and Other Expenses. If Tenant shall default in observing or performing any term or covenant on Tenant's part to be observed or performed under this Lease, beyond the giving of such notice and grace period as may be provided herein, then, unless otherwise provided in this Lease, Landlord may immediately or at any time thereafter, and without notice, observe and/or perform the obligation of Tenant hereunder, and if Landlord, in connection therewith makes any expenditure or incurs any obligation for the payment of money, including but not limited to reasonable attorneys fees, such sums so paid or obligations incurred, with interest, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of receipt by Tenant of Tenant's next monthly bill for rent, and if the Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

27. Default by Landlord. Landlord shall be in default hereunder if default shall be made in the payment of any sum to be paid by Landlord to Tenant under this Lease, and such default shall continue for thirty (30) days after Landlord's receipt of written notice thereof or if default shall be made in the performance of any of the other covenants or conditions which Landlord is required to observe and to perform, and such default shall continue for thirty (30) days after Landlord's receipt of written notice thereof except in case of emergency (in which event Tenant may act immediately to cure such Landlord default), or if the default cannot reasonably be cured within such thirty (30) day period, if Landlord shall fail to commence such cure within such thirty (30) day period and/or thereafter fail to proceed diligently through completion. Upon a default by Landlord under this Lease, after notice and after the expiration of the cure period aforesaid, Tenant shall have the right, at its option, to exercise such remedies as may be provided in this Lease or by law or equity.

28. No Representations by Landlord; Merger. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the

Building, the land upon which it is erected or the Premises, or any other matter or thing affecting or related to the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant is presently in possession of the fourth and fifth floors of the Building and is thoroughly acquainted with their condition, and agrees to take the same "as is". Tenant has inspected the third floor of the Building and is thoroughly acquainted with its condition, and except as otherwise set forth in Article 19, agrees to take the same "as is". Tenant further agrees that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time such possession was so taken, except for latent defects with respect to the third floor. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

29. End of Term. Upon the expiration or other termination of the Term Tenant shall quit and surrender the Premises, broom clean, in good order and condition, ordinary wear, tear and damage by fire or other insured casualty excepted. Tenant's obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Lease.

30. Liability for Failure to Timely Vacate the Premises. If Tenant fails to vacate the Premises on or before the expiration date or date of earlier termination of this Lease, Landlord may, without waiving any other right or remedy, elect to treat Tenant's continued use and occupancy of the Premises as a holdover under a month-to-month tenancy, in which event Tenant shall be obligated to pay Landlord in advance on the first day of each month, as liquidated damages, a monthly fixed rental equal to two hundred (200%) percent of the annual rental rate, as increased pursuant to Article 4, payable for the last month of the Term, and all additional rents and other charges that would have been payable for the month in which Tenant is holding over if that month were a month of the last year of the Term, as liquidated damages. Notwithstanding the foregoing, Tenant agrees to make no request to any court for an extension of its tenancy or occupancy beyond the end of the Term as herein set forth, or earlier expiration thereof. If Tenant's failure to timely vacate is due to any of the reasons or causes set forth in Article 33, Tenant shall be liable to Landlord to the extent only of paying rent for each day or part thereof that Tenant continues to occupy the Premises based on the rent, additional rent, and other charges payable for the last month of the Term. It is hereby agreed that Tenant's failure to have obtained other premises to remove to, or to have caused such other premises to have been constructed or altered to suit Tenant's needs by the date that Tenant is required to vacate the Premises, shall not be deemed to be a reason or cause set forth in Article 33. If Tenant holds over in the Premises, or any part thereof for more than thirty (30) days after the expiration of the Term, or earlier expiration thereof Tenant shall be liable for any and all damages sustained by Landlord as a result of the failure by

Tenant to surrender the Premises in the manner and at the time provided in this Lease, including but not limited to: (i) losses incurred by Landlord due to Landlord's inability to lease the Premises to another tenant from on and after the day following the end of Tenant's Term hereunder; (ii) losses incurred by Landlord due to Landlord's inability to lease the Premises for a definite term beginning on a day certain; and (iii) losses incurred by a new tenant of the Premises due to that tenant's inability to obtain timely possession of the Premises, including that tenant's expenses in holding over at its former premises, or the expenses of an interim move, or expenses of storage, telephone, computer installations and similar expenses.

31. Survival of Liability. It is agreed by the parties that any entry or re-entry by Landlord, whether had or taken under what are known generally as summary proceedings, or otherwise if occasioned by Tenant's default hereunder, and in any manner, or if Tenant is dispossessed by the issuance of any warrant or final order in summary proceedings, or if Tenant shall abandon the Premises and not secured it and contracted to have it periodically exterminated to Landlord's reasonable satisfaction as hereinabove provided, or if this Lease shall expire as provided in Article 23 hereof Tenant shall nevertheless continue liable for the payment of the annual rent, additional rents and other charges payable hereunder, and for the performance of all of the other conditions herein contained and such entry, re-entry, abandonment, or dispossess shall not be deemed to have absolved or discharged Tenant from any liability hereunder notwithstanding that the landlord-tenant, relationship between the parties shall have ended.

32. Waivers of Trial by Jury, Counterclaims, and Punitive and Consequential Damages. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Notwithstanding anything to the contrary herein contained, it is further mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive all claims for punitive or consequential damages in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, or Tenant's use or occupancy of the Premises.

33. Inability to Perform. Except as otherwise provided in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or to supply or is delayed in supplying any service expressly or implied to be supplied, or is unable to make, or is delayed in making any repair, addition, alteration or decoration, or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strike or other labor troubles, the failure of any public utility to deliver adequate electrical energy to the Building, the inability to obtain adequate steam or fuel for heating, or any other cause whatsoever beyond Landlord's reasonable control, including but not limited to, government preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency,.

34. No Waiver. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease, or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent, additional rent or other charge payable hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rent, additional rents and other charges herein stipulated shall be deemed to be other than on account of the earliest owed rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent, additional rent or other charge, or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept such offender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys to said Premises prior to the termination of the Term, and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Premises. If, notwithstanding the foregoing, Tenant wishes to assert that Landlord has somehow waived any right, including Landlord's right to invoke any of the anti-waiver clauses contained in this article, Tenant shall, as a condition precedent to raising any such claim, give written notice to Landlord of (i) the Tenant defaults that Tenant intends to assert are being waived; and
(ii) the conduct of Landlord that Tenant intends to assert is giving rise to the waiver; and if Landlord, within thirty (30) days of receipt of such notice, gives notice to Tenant that Landlord is not waiving, and intends to invoke rights by reason of the defaults identified by Tenant, Tenant shall be precluded from asserting such conduct as a waiver of such defaults.

35. Services Provided by Landlord. Landlord shall provide (a) heat to the Premises on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) passenger elevator services twenty four hours a day, seven days a week; (c) water for ordinary lavatory, drinking and kitchenette purposes; and
(d) cleaning and rubbish removal service for the Premises, except the Basement Space, on business days in accordance with the cleaning specification attached hereto as Exhibit B. Condenser water from Landlord's cooling towers will be furnished from May 1 through October 15th on business days (Mondays through Fridays, holidays excepted) from 8 a.m. to 6 p.m. If Tenant requires condenser water from Landlord's cooling towers on days between October 16 and April 30, or for more extended hours or on Saturdays, Sundays or on holidays, Landlord will furnish the same at Tenant's expense in an amount equal to Landlord's commercially reasonable cost uniformly charged tenants in the Building, which cost shall be prorated among all tenants who have requested such service for such period. Subject to Landlord's obligation to minimize inconvenience to Tenant, Landlord reserves the right to stop services of the elevators, heating, plumbing and air-conditioning and power systems, or cleaning or other services, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, orders or regulations or any other reason beyond the control of Landlord.

36. Water. If Tenant shall use water for other than normal office use (normal office use shall include water for lavatory, kitchenette and drinking fountain), Landlord may install a water meter at Tenant's expense to register such water consumption, and Tenant shall pay as additional rent for water consumed as shown on the meter. Tenant shall maintain and repair said meter.

37. Quiet Enjoyment. Landlord covenants and agrees with Tenant that so long as this Lease shall not have been terminated in accordance with the provisions hereof Tenant may peaceably and quietly enjoy the Premises hereby demised, subject nevertheless, to the terms and conditions of this Lease.

38. Adjacent Excavation; Shoring. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, except as may be provided in this Lease.

39. Insurance. Tenant, throughout the Term, shall maintain general public liability insurance coverage, including contractual liability coverage, in an amount of not less than $1 million combined single limit for bodily injury or death for any one occurrence, and for property damage, plus a $2 million umbrella policy. Tenant shall also obtain and maintain during the Term all risk property insurance against fire, theft, vandalism, malicious mischief sprinkler leakage and such other perils as now are or hereafter may be included in a standard extended coverage endorsement in general use in New York City insuring Tenant's trade fixtures, furniture, furnishings, equipment, supplies and an items of personal property of Tenant located on or in the Premises, in an amount equal to the full replacement value thereof. Such policy shall be written by an insurance company licensed to do business in New York State, shall name Landlord and Orda Management Corporation (and Landlord's mortgagee, if requested) as additional insured parties, shall contain the endorsement commonly referred to as "personal injury endorsements" and shall provide not less than thirty (30) days notice to Landlord of cancellation. The insurance aforesaid may be carried under one or more policies, including an "Umbrella" or "Blanket". Tenant shall deliver duplicate originals or certificates of insurance to Landlord with respect to said insurance on or before the commencement of the Term.

40. Mechanic's Liens. Nothing in this Lease shall be deemed or construed as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Premises or any part thereof nor as giving Tenant any right, power, authority or permit for the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the real property of which the Premises is a part, the Premises or any part thereof. Any work done for and materials supplied to Tenant by a contractor, subcontractor, laborer or materialman at Tenant's request shall be paid for by Tenant directly, and Landlord shall have no liability therefor. Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building. Nothing contained in the previous sentence shall require Tenant to do any work "after hours". Any mechanic's lien filed against the Premises or the Building for work claimed to have been done or for materials claimed to have been furnished to the Premises shall be discharged by Tenant at its expense within thirty (30) days after Landlord shall have given Tenant a notice of such filing, by payment, filing of the bond required by law or otherwise. Landlord may, at Landlord's option, discharge any such lien by bonding same if Tenant fails to do so after such notice and the expiration of the thirty (30) day period, and Landlord's expense in so doing (including reasonable attorneys' fees) shall be paid by Tenant, as additional rent, within ten (10) days after receipt of its next rent bill.

41. Brokerage. Landlord, on behalf of itself and its agent Orda Management Corporation, and Tenant, warrant and represent that neither have had conversations or negotiations with any broker other than GVA Williams, Williams Real Estate Co. Inc. and Insignia/ESG with respect to Tenant's renting of the Premises. Tenant agrees to indemnify and hold Landlord and Orda Management Corporation harmless from and against any and all claims, loss, liability and expense (including without limitation, reasonable attorneys' fees) arising from or pertaining to any demand for brokerage commission or other payment which may be due any broker with whom Tenant, or any employee, agent or representative of Tenant has dealt with respect to Tenant's renting of the Premises other than GVA Williams, Williams Real Estate Co. Inc. and Insignia/ESG Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, loss, liability and expense (including without limitation, reasonable attorneys' fees) arising from or pertaining to any demand for brokerage commission or other payment which may be due any broker with whom Landlord, or any employee, agent or representative of Landlord has dealt with respect to Tenant's renting of the Premises other than GVA Williams, Williams Real Estate Co. Inc. and Insignia/ESG, and with whom Tenant has not dealt. Landlord agrees to pay a commission to Insignia/ESG pursuant to a separate agreement.

42. Liability of Landlord. (a) If landlord hereunder is an individual or group of individuals, Tenant agrees to look solely to the estate of the landlord in and to the land and Building of which the Premises is a part, and the income and any insurance or condemnation proceeds therefrom, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by landlord in the event of any liability of landlord, and no other property or assets of landlord or any of its partners or members shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of any such judgment or Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of landlord to Tenant.

(b) In the event of a transfer of title to the land and Building of which the Premises is a part, or in the event of a lease of the Building of which the Premises is a part, or of the land and Building, upon notification to Tenant of such transfer or lease, the said transferor landlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to or lessee of said land and Building, that the transferee or lessee has assumed and agreed to carry out all of the covenants and obligations of Landlord hereunder.

(c) The word "Landlord" as used in this paragraph means 225 Fourth LLC, or any subsequent owner of the fee of the land and Building, or any mortgage in possession.

43. Estoppel Certificate. Tenant, without charge, at any time and from time to time, and within ten (10) days of a notice from Landlord, shall execute, acknowledge and deliver to Landlord, Landlord's mortgagee, and any other person, partnership, limited liability company or corporation specified by Landlord, a statement certifying:

(i) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified, and stating any such modification; that to Tenant's knowledge there is no existing basis to cancel or terminate this Lease, and that Landlord is not in default thereunder, or if such be not the case, stating the nature of any default;

(ii) whether the Term has commenced and rent become payable hereunder, and whether Tenant is in possession of all of the Premises;

(iii) whether or not to Tenant's knowledge there are any defenses which are not claims under subparagraph (i) of this article against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof and if so, specifying the same;

(iv) the amount of the annual rentals, additional rents and other charges payable under this Lease, and the dates to which such rentals, additional rents and other charges hereunder have been paid; and

(v) whether or not Tenant has made any claim against Landlord under this Lease, and if so the nature thereof and the dollar amount, if any, of such claim.

44. Late Charge. If any rent, additional rent or other charge owed by Tenant under this Lease is paid more than five (5) days after the date such rent, additional rent or other charge is payable pursuant to the provisions of this Lease, more than once in any twelve (12) month period, Tenant shall pay Landlord interest thereon at the prime rate published by Chemical Bank, or any successor thereto, plus two (2%) percent for the month within which such late payment occurs, for the period from the date such rent, additional rent or other charge was payable to the date such rent, additional rent or other charge is paid. The five (5) day period after which a late charge is due, as provided in this article, is not and is not intended to be construed as, a grace period within which Tenant may cure a default, nor is it intended to enlarge any time period allowed in this Lease to cure a default.

45. No Set-Offs. All rent, additional rents and other charges payable hereunder shall be paid without set off or deduction whatsoever.

46. Guaranty of STV Group Incorporated. STV Group, Incorporated, Tenant's parent, has delivered to Landlord simultaneously with the execution of this Lease its guaranty of the performance of this Lease.

47. Representations as to Organization and Authority. Landlord represents that it is a duly organized and validly existing Delaware limited liability company having authority to do business in New York and to enter into this Lease, and that Orda Management Corporation, its Manager, is duly authorized to execute and deliver this Lease on Landlord's behalf. Tenant represents and warrants that it is a duly organized and validly existing New York corporation, that it changed its corporate name from Seelye Stevenson Value & Knecht, Inc. to STV, Incorporated on June, 7, 1995, that it has the power and authority to enter into this Lease, and that its stock is wholly owned by STV Group, Incorporated, a Pennsylvania corporation.

48. 24 Hour Access; Lobby Directory. Tenant shall have access to the Premises 365 days a year, 24 hours a day. Landlord agrees to provide Tenant with fifteen
(15) lines in the Building's lobby directory.

49. Protest of Landlord Charges. Tenant shall have sixty (60) days from receipt of a bill or other request from Landlord for payment of any charge, other than the annual rent rate, payable by Tenant under this Lease within which to protest the correctness of such set forth for the giving of notices, within the sixty (60) day period aforementioned, the charge set forth in such bill or other request shall be deemed to have been accepted by Tenant and shall no longer be contestable by Tenant, time being of the essence.

50. Notices to Mortgagees. Tenant agrees to give Aetna Life Insurance Company ("Aetna"), Landlord's mortgagee, and any other or future mortgagee and/or trust deed holder, by Federal Express or similar nationwide overnight carrier, or certified mail, return receipt requested, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days, the mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Aetna's address is 151 Farmington Avenue, Hartford, CT 06156-9624.

51. Rules and Regulations. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations attached hereto as Exhibit C and such other and further reasonable rules and regulations as Landlord or Landlord's agent may from time to time adopt. Notice of any additional rules or regulations shall be given to Tenant in the manner herein provided for the giving of notices. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, Landlord agrees not to discriminate against Tenant in the enforcement of the Rules and Regulations. Landlord will not change the Rules and Regulations in any way which changes Landlord's obligations under this Lease or interferes with Tenant's permitted use of the Premises.

52. Security. (a) Tenant agrees to deliver to Landlord within ten (10) business days from the date hereof a clean and irrevocable commercial letter of credit in the amount of Six Hundred Fifty Thousand ($650,000) dollars as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. The letter of credit shall be for at least one (1) year, be issued by First Union Bank, or by any other bank that is a member of the Federal Reserve system having a branch office in the City, County and State of New York, in form and substance reasonably acceptable to Landlord, and payable in whole or part, as the case may be, upon the presentation by Landlord to such bank of a sworn statement by Landlord or its agent that Tenant is in default under the terms of this Lease in the amount of ____________________ ($____) dollars [such amount being the amount claimed by Landlord to be due and owing by

Tenant to Landlord under this Lease at such time] and has failed to cure such default within the grace period, if any, specified under this Lease for such cure, without presentation of any other documents, statements or authorizations, other than the original letter of credit. Tenant agrees to deliver to Landlord, throughout the Term, at least thirty (30) days prior to the date on which any letter of credit expires, an extension of such letter of credit, or a new or substitute letter of credit, which extended, new or substitute letter of credit shall be in the amount indicated above, be for a period of at least one year, and issued by First Union Bank or any other bank that is a member of the Federal Reserve system having a branch office in the City, County and State of New York, in form and substance reasonably acceptable to Landlord, and payable in whole or in part, as the case may be, upon the presentation by Landlord to such bank of the sworn statement by Landlord or its agent described above, without presentation of any other documents, statements or authorizations, other than the original letter of credit, and provide for the continuance of such credit for the period of at least one year from the date of its issuance. If Tenant fails to deliver such extended, new or substitute letter of credit as aforesaid, Landlord may elect to draw on the letter of credit then in effect and hold the proceeds thereof in accordance with the provisions of subparagraph (b). Each letter of credit to be deposited with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, as provided in subparagraph (b) below, and in the event that any default occurs as provided in
Article 24, or in the event that Landlord transfers its right, title and interest under this Lease to a third party, and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, then, in any such event, Landlord may draw on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in subparagraph (b) below. Provided that Tenant is not in default under this Lease at the end of the Term, the letter of credit, or the proceeds or remaining proceed thereof shall be returned to Tenant.

(b) In the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other charge as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or defiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Term and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and Building, or leasing of the Building of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies or letter of credit deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

53. Satellite Dish. Landlord hereby grants a license to Tenant to install and maintain on the roof of the Building at a location designated by Landlord, a satellite dish [no larger than eighteen (18") inches in diameter], and to pull and maintain the required cables [no larger than one and one half (1 1/2") inches in diameter] for its operation through a Building riser designated by Landlord to the roof of the Building, for the purpose of receiving satellite television service at the Premises. Tenant shall not provide television service to any other tenant in the Building or to anyone outside the Building, or use its equipment for any other purpose. Landlord shall have the right, at Landlords sole cost and expense, and provided that Tenant's service is not adversely affected thereby, to relocate the satellite dish to another location on the roof of the Building. Except as provided in the immediately preceding sentence, the cost of the installation and maintenance of the satellite dish and cables shall be Tenant's, and Landlord shall not be required to do any work or supply any materials or prepare any space with respect to the installation. Tenant shall, prior to any work or installation of any equipment, and at its sole cost and expense, prepare and deliver to Landlord an engineer's plan showing the route of the cables, the location of the satellite dish and the specifications of the cable, satellite dish and any other equipment to be used for the installation of the satellite dish for Landlord's approval. Landlord agrees not to unreasonably withhold or delay its approval. Tenant agrees to reimburse Landlord for any reasonable out-of-pocket costs paid by Landlord for the review of such plan and specifications. The plan shall provide for the labeling of all cable used by Tenant to identify the same as Tenant's cable. Tenant shall obtain, at its sole cost and expense, prior to any work, all necessary federal, state or municipal permits, licenses and approvals and deliver copies of the same to Landlord. Tenant's equipment shall at all times comply with all applicable safety standards of any federal, state or municipal authority having jurisdiction. Tenant agrees that the installation of the satellite dish, cables and any other equipment necessary to provide satellite television service to the Premises shall be performed in a neat, responsible and workmanlike manner with such reasonable requirements as shall be imposed by Landlord. Tenant shall immediately repair any damage done to any part of the Building as a result of Tenant's work. If Tenant's satellite interferes with any Building-wide television satellite service, or telecommunications or computer systems, or other tenant's television, tele-conmmunication or computer system, Tenant shall immediately discontinue use of its satellite and remedy the interference. If the interference cannot be eliminated, Tenant shall remove its satellite dish, cables and other equipment and this license shall become null and void. Tenant shall comply with all reasonable Building rules and regulations uniformly enforced with respect to the installation, maintenance and repair of its satellite dish. Landlord shall have no liability or responsibility with respect to the satellite dish, cables and other equipment, its installation, maintenance, repair or removal, and Tenant hereby indemnifies and holds harmless Landlord and Orda Management Corporation from and with respect to all claims, expenses and damages, including reasonable legal fees, sustained by Landlord and Orda Management Corporation by reason of any such claim. Tenant agrees that Landlord shall not be responsible for damage to Tenant's satellite dish or wiring, or theft or other loss connected therewith. Tenant shall have access to the satellite dish during normal business hours for the purpose of installing, maintaining and repairing the same only after notice to the Building's manager. Tenant shall obtain and maintain general liability insurance with respect to its satellite dish in the limits specified in Article 39, naming Landlord and Orda Management Corporation as additional insureds.

54. Attorneys' Fees. In the event of any action or proceeding (including any appeals from a decision or judgment) brought by either party to this Lease against the other party, the party prevailing in such action or proceeding, as determinable at the end thereof shall be entitled to recover court costs and the fees and disbursements of its attorneys from the other party in such amount as the court may judge reasonable.

55. Millennial Transition. Landlord warrants to Tenant that Landlord shall use its best efforts to ensure that all necessary equipment, software and appliances, including but not limited to elevators, heating, and air conditioning systems, sprinkler systems, fire detection and life safety systems and other Building systems will remain fully functional and perform their normal operations on and after January 1, 2000, without interruptions or malfunctions as a result of the passage from the year 1999 to the year 2000. If any repairs, alterations or replacements must be made to any of the aforesaid equipment, software or appliances in order to prevent or eliminate any such interruptions or malfunctions in the services or operations provided thereby, Landlord will cause any such repairs, alterations or replacements to be promptly and timely made, and the cost of such repairs, alterations or replacements will be paid by Landlord. Landlord further agrees that any interruption or malfunction of any of the aforesaid Building systems which may occur as the result of the passage from the year 1999 to the year 2000 win not per be deemed to constitute a "force majeure" event or any event the occurrence of which per se is beyond the reasonable control of Landlord to prevent or avoid.

56. Notices. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if in writing and hand delivered to Tenant's offices at the Premises, attention: President, with a copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, attention Bradley A. Kaufman, Esq. delivered by hand or Federal Express, or sent by certified mail return receipt requested or to such other address or person as Tenant shall designate by Landlord, and the time of the rendition of such bill or statement, and of the giving of such notice or communication, shall be deemed to be the date of the first attempted delivery. Any notice by Tenant to Landlord shall be hand delivered to Landlord's offices at the address first above given, or such other address or person as Landlord shall designate by notice to Tenant, with a copy to Robert G. Tischler, Esq., 225 Park Avenue South, New York, NY 10003, faxed or sent by registered or certified mail, return receipt requested. "Hand delivered" as used in this paragraph shall mean delivered personally by messenger or courier service such as Federal Express or Express Mail.

57. Definitions. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees contract. The word "rent" whenever used alone in this Lease shall mean the annual rental rates, additional rents and all other charges payable by Tenant hereunder.

58. Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof.

59. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, and except as otherwise provided in this Lease, their assigns.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and delivered this Lease the day and year first above written.

 225 FOURTH LLC
 By  Orda Management Corporation
     Manage
 By /s/ Morton F. Silver
    -------------------------------
    Morton F. Silver, President

 STV INCORPORATED

 By /s/ Dominick M. Servedio
    -------------------------------
    Dominick M. Servedio, President

STATE OF NEW YORK )
                   ss.:
COUNTY OF NEW YORK)



On the 28th day of July in the year 1999, before me, the undersigned, personally appeared Dominick M. Servedio and Morton F. Silver, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument



                                        /s/ ROBERT TISCHLER
                                        ------------------------------------
                                        Notary Public


                                                  ROBERT TISCHLER
                                           Notary Public, State of New York
                                                   No. 31-3989860
                                             Qualified in New York County
                                           Commission Expires Sept. 30, 1999

                                   EXHIBIT A

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORMENT AGREEMENT ("Agreement") is made and entered into to be effective as of the 28th day of July, 1999, by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation having an office and place of business c/o Aetna Investment Group, 151 Farmington Avenue, Hartford, Connecticut 06156 ("Lender") and STV INCORPORATED, a New York corporation having an office and place of business at 225 Park Avenue South, New York, New York 10003 ("Tenant").

                                   WITNESSETH:

     WHEAREAS, 225 FOURTH LLC, a Delaware limited liability company ("Landlord") and Tenant are parties to that certain Lease dated as of July 1999 (the "Lease"), covering the entire third, fourth and fifth floors in that certain building known as and located at 225 Park Avenue South, New York, New York 10003, as more particularly described in the Lease (the "Demised Premises"); and

     WHEREAS, Lender has made a loan to Landlord (the "Loan") which is secured by inter alia, a mortgage upon certain property including the Demised Premises (as the same may be amended from time to time, the "Mortgage"); and

     WHEREAS, Lender and Tenant desire to set forth their agreement concerning their respective interests in the Demised Premises.

     NOW THEREFORE, in consideration of the foregoing recitals, the leasing of the Demised Premises, and of the sum of One Dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Demised Premises form a part, and to all renewals modification, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

     2 Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Demised, Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as are set forth in the Lease.

     3. Lender covenants and agrees that so long as Tenant is not then in default under the Lease beyond any applicable cure period, in the event Lender forecloses the Mortgage Lender shall not terminate the Lease nor join Tenant in summary or foreclosure proceedings, and will recognize Tenant and its rights under the Lease and will not disturb Tenant in its possession pursuant to the Lease of the Demised Premises.

     4. Tenant covenants and agrees with Lender that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

          a. liable for any act or omission of any prior landlord (including Landlord); or

          b. liable for the return of any security deposit, unless and only to the extent that Lender actually receives such security deposit ; or

          c. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), other then as specifically provided for in the Lease, provided the foregoing shall not relieve Lender from any obligation of the Landlord under the Lease accruing or arising after Under's succeeding to the interest of Landlord under the Lease; or

          d. bound by any rent or additional rent which Tenant might have paid in advance for more than the current month to any prior landlord (including Landlord); or

          e. bound by any amendment or modification of the Lease made without Lender's written approval or consent not to be unreasonably withheld; or

          f. bound by any representation or warranty made by any prior landlord (including Landlord).

     5. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. Tenant agrees to give Lender, by certified mail, return receipt requested, sent to Lender's address set forth above a copy of any notice of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease and Tenant would have the right to terminate the Lease based on such default then the Lender shall have an additional thirty (30) days within which to cure such default before Tenant may terminate the Lease, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within thirty (30) days Lender has commenced and is diligently pursuing to cure such default, in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

     7. The liability of Lender for the performance of any obligation of Landlord under the Lease shall be limited to Lender's interest in the Demised Premises and the income and proceeds therefrom, and Tenant hereby agrees that any judgment it may obtain against Lender as a result of Lender's failure, as Landlord, to perform any of Landlord's obligations under the Lease shall be enforceable solely against Lender's interest in the Demised Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written;

                                        TENANT:

                                        STV INCORPORATED

                                        By:
                                        Name: Domenic Servidio
                                        Title: President

                                        LENDER:

                                        AETNA LIFE INSURANCE COMPANY

                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT B


                        GENERAL TENANT CLEANING SERVICES

The following services will be performed five nights per week (Monday through Friday), except on union holidays.

     Empty waste paper baskets and all other rubbish containers, including containers in bathrooms. Bags of rubbish will be properly tied and left at a place to be designated by Orda Management, which will arrange for their removal. Under NYC law it is the responsibility of the tenant to have all recyclable materials placed in one large central container.

     Clean water fountains and water coolers.
     Sweep and damp mop composition tile floors.
     Dust all furniture such as desks, tables, chairs, files, cabinets, and lockers.
     Dust window sills, moldings, and radiator covers; once a week.
     Vacuum carpeting once per week, carpet sweep rest of week, including steps. Dust telephones.

     Lavatories:

     Clean and disinfect bowls, seats, basins and urinals
     Clean mirrors
     Clean all metal fixtures
     Clean metal partitions and tile walls
     Wash floors.

     *Refill containers of hand towels and toilet tissues.

     Turn off all lights as required.
     All exterior windows will be cleaned inside and outside: once every four months.
     High dust every three months.
     Damp wipe venetian blinds every three months.
     Machine scrub lavatory floors as necessary.

     *On single tenant floors Management will not furnish paper and soap supplies.

                                   EXHIBIT C

                              RULES AND REGULATIONS
                    ATTACHED TO AND MADE A PART OF THIS LEASE
                          IN ACCORDANCE WITH ARTICLE 51

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building, and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators or elsewhere in the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name and/or logo of Tenant may appear on the entrance door, and in the event of a full floor tenant, in the elevator lobby of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and the directory in the lobby shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord and consistent with the standard for the building.

Tenant may place signs on the inside of its premises, including in the lobby of its premises.

6. No Tenant shall mark, paint, drill into, or in any way deface, any masonry wall of the demised premises or the building of which they form a part, except that Tenant may paint interior masonry walls. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, except for the installation of telecommunication and electric wires. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost thereof. Tenant may place a lock or locks on any "secure area" closet that Tenant shall designate, and Landlord shall not have access thereto except in an emergency.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only between 8:OOAM and 5:OOPM, Monday through Friday, and in a manner approved by Landlord. Tenant shall have the right to use the freight elevator after 5:00 PM upon reasonable notice to Landlord, and upon payment of a commercially reasonable charge set by Landlord for all tenants. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting, hawking and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Landlord shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any vending machines dispensing food or beverage, inflammable, combustible or explosive or hazardous fluid, material, chemical or substance, or any other hazardous material, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises. Tenant may have copying equipment that uses ammonia.

12. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent, which Landlord agrees not to unreasonably withhold or delay. If such safe, machinery, equipment, bulky matter or fixtures requires special handing, all work in connection therewith shall comply with the Administration Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

13. Refuse and trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Landlord, at Landlord's sole discretion, such items as Landlord may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Landlord may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

14. No equipment or large boxes containing personal or office items are allowed to enter or exit through our lobbies. These items must be brought in or removed through the freight elevators. When leaving the building, a pass for these items must be given to the freight elevator operator.

15. No pets are allowed in the building at any time. Guide Dogs are the only exception to this rule.

16. No bicycles are allowed in the building.

17. Anyone entering the building from 6 P.M. to 7 A.M. (Monday - Friday), and anytime Saturday or Sunday, must be on an authorized list supplied by Tenant's office manager. In addition, he/she must sign in and out (fire safety), and if asked, must show identification. Updates should list all the employees still granted permission to enter the premises after hours, not just the newly authorized employees. This will allow our lobby attendants to have one simple list rather than 20 sheets of additions and deletions for each tenant.

                                  [LETTERHEAD]

                                    0 R D A

July 28, 1999

STV Incorporated
225 Park Avenue South, 5th Floor
New York, NY 10003

         This is to confirm our receipt of $185,706.66 representing the first month's rent for the Premises demised under the Lease signed by us today. $67,3373.33 of that amount will be a credit against the $185,706.66 payable for the 7th month of the Term.

     Landlord agrees to cause ATC Associates Inc. to inspect the 4th and 5th floors of the Premises to determine whether there is any mercury contamination on those floors, and to render a written report of the inspection. If any mercury or other hazardous material (other than VAT and other than any hazardous material brought into those floors by you) is discovered, Landlord, at Landlord's expense, shall cause the same to be removed or remediated within 60 days from the date hereof.

225 Fourth LLC
By Orda Management Corporation

By: /s/ Morton F. Silver
    -----------------------------------
    Morton F. Silver, President

                                    GUARANTY

     In consideration of and as an inducement to 225 Fourth LLC ("landlord") in entering into that certain Agreement of Lease dated July 29, 1999 (the "Lease") with STV Incorporated ("Principal") for the third, fourth and fifth floors in the building known as 225 Park Avenue South, New York, New York, hereinafter referred to as the "Lease"), STV Group, Incorporated, a Pennsylvania corporation having an office at 205 West Welsh Road, Douglassville, PA 19518 ("Guarantor"), hereby guarantees to Landlord, its successors and assigns, the full and timely payment and performance of all obligations of Principal, its successors and assigns, under and in accordance with the Lease and shall promptly pay all amounts due, including the annual rental rates, additional rents and all other charges payable thereunder, and timely perform and observe all of the covenants, conditions and agreements provided in the Lease which are not fully or timely paid, observed or performed by Principal for any reason after any applicable notice has been given and any applicable cure period has expired (a "Lease Default), without any defense, deduction, counterclaim, offset, or setoff which Principal may have (other than the defense of payment or performance by Principal), together with interest and all reasonable costs and expenses (including reasonable legal fees) incurred by Landlord because of any Lease Default, or because of any default under this Guaranty, provided that Landlord shall have given Guarantor ten (10) days notice of such Lease Default, or default under this Guaranty. Guarantor expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. This is an absolute and unconditional guarantee of payment and performance and may be proceeded upon by Landlord without taking any action against Principal or after action against Principal has been commenced. The obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Landlord to assert any claim or demand or to enforce any remedy under the Lease, by any waiver, modification, or amendment of any provision thereof by any default, failure or delay, willful or otherwise, in the payment by Principal of amounts payable under the Lease, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor, or would otherwise operate as a discharge of Guarantor as a matter of law, provided that if Guarantor's written consent is not obtained to any further amendment or modification of the Lease which materially increases the obligations of Guarantor hereunder, Guarantor shall not be responsible for such increased obligations. No payment by Guarantor pursuant to this Guaranty shall entitle Guarantor to any payment by Principal or to any payment out of or in respect of the property of Principal, except after payment in full of all sums (including interest and reasonable costs and expenses) which may be or have become payable by Principal to Landlord at any time or from time to time pursuant to the Lease or otherwise.

     Whenever used in this Guaranty, the term "Guarantor" shall include the successors and assigns of the Guarantor.

                                  [LETTERHEAD]

                                    GUARDIAN

VIA FEDERAL EXPRESS and FACSIMILE
212-___-____    and 212-___-_____

                                                       Debra R.Smith
                                                       Vice President Investment
                                                       and Real Estate Counsel

July 28, 1998

225 Fourth LLC 225
Park Avenue South
New York, NY 10003
Attention: Morton F. Silver, Esq.



Re: Lease dated March 10, 1988 ("Expiring Guardian Lease") from 225 Fourth Company to The Guardian Life Insurance Company of America ("Guardian") and Lease dated July 28, 1999 ("New STV Lease') from 225 Fourth LLC ("Owner') to STV Inc . ("STV"), both covering the 3rd floor of 225 Park Avenue South, New York, NY 10003

Dear Mr. Silver:

In connection with Guardian's move out of the third floor of 225 Park Avenue South, New York, NY 10003 ("Premises") STV has requested a license from Guardian to allow its development teams to enter the Premises prior to the July 31, 1999 expiration date of the Expiring Guardian Lease to begin planning and layout work for several new projects being undertaken by STV and Guardian has requested a license from STV to delay moving Guardian's telephone switch in the Premises until sometime in August, 1999.

Guardian and STV grant their respective approvals to the aforesaid licenses subject to the following:

1.   Receipt by Guardian and STV of the Owner's written consent.

2. Receipt by Guardian and Owner prior to the license from Guardian becoming effective of STV's Certificates of Insurance for commercial general liability and workman's compensation naming Guardian and 225 Fourth LLC as additional insureds, in a form acceptable to Guardian and Owner.

3. Receipt by STV and Owner prior to the license from STV becoming effective of Guardian's Certificates of Insurance for commercial general liability and workman's compensation naming STV and 225 Fourth LLC as additional insureds, in a form acceptable to STV and Owner.

4. These licenses are reciprocal and each constitutes the consideration for the other.

5.   Written approval below of STV.

Very truly yours,

Debra R. Smith


APPROVAL OF THE ABOVE:

STV INCORPORATED                             225 FOURTH LLC

By: /s/ Dominick M. Servedio                 By: /s/ Morton F. Silver
    ---------------------------                  ------------------------------
    Dominick M. Servedio                         Morton F. Silver